SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 2.      Acquisition or Disposition of Assets.

Property Acquisitions

        The following tables represent Property acquisitions between the period February 17, 2004 and April 30, 2004 for retirement communities and medical office buildings:

Retirement Communities
From February 17, 2004 through April 30, 2004

                                                                          Purchase       Depreciable       Date       Lease Expiration           Minimum            Additional
                          Property Location                                 Price       Tax Basis (1)    Acquired    and Renewal Options        Annual Rent             Rent
__________________________________________________________________      ____________   _____________    __________  _____________________     _____________        _____________
Sunrise of Clayton (2) (3)                                                  $14,087,390      (4)         03/31/04    03/2019; Four                  (5)               Based on
(the "Richmond Heights Property")                                                                                    five-year renewal                               achievement
Retirement facility currently under construction                                                                     options                                        of operating
                                                                                                                                                                     performance
The Richmond Heights Property is located in Richmond Heights,                                                                                                        thresholds
Missouri, nine miles west of downtown St. Louis, and is expected to include 47 assisted living units and 27 units for residents with
Alzheimer's and related memory disorders.

Sunrise of Des Peres (2) (3)                                                $11,592,452      (4)         03/31/04    03/2019; Four                  (5)               Based on
(the "Des Peres Property")                                                                                           five-year renewal                               achievement
Retirement facility currently under construction                                                                     options                                        of operating
                                                                                                                                                                     performance
The Des Peres Property is located in Des Peres, Missouri, 19 miles                                                                                                   thresholds
west of downtown St. Louis and is expected to include 50 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

Sunrise of Wilmette (2) (3)                                                  $8,969,560      (4)         03/31/04    03/2019; Four                  (5)               Based on
(the "Wilmette Property")                                                                                            five-year renewal                               achievement
Retirement facility currently under renovation                                                                       options                                        of operating
                                                                                                                                                                     performance
The Wilmette Property is located in Wilmette, Illinois, 20 miles                                                                                                     thresholds
northwest of Chicago, and is expected to include 13 assisted living units and 15 units for residents with Alzheimer's and related memory disorders.

Courtyard Manor at Auburn Hills (6)                                          $9,095,000  $8,000,000      04/01/04    04/2019; two         $893,282 for first             N/A
(the "Auburn Hills Property")                                                                                        ten-year renewal     lease year, with
Existing retirement facility                                                                                         options              increases of 3% each
                                                                                                                                          lease year thereafter
The Auburn Hills Property is located in Auburn Hills, Michigan, 32                                                                        (7)
miles northwest of downtown Detroit, and includes 76 units for residents with Alzheimer's and related memory disorders.

Courtyard Manor at Sterling Heights (6)                                      $8,695,000  $8,200,000      04/01/04    04/2019; two         $854,221 for first             N/A
(the "Sterling Heights Property")                                                                                    ten-year renewal     lease year, with
Existing retirement facility                                                                                         options              increases of 3% each
                                                                                                                                          lease year thereafter
The Sterling Heights Property is located in Sterling Heights,                                                                             (7)
Michigan, 27 miles northeast of downtown Detroit, and includes 80 units for residents with Alzheimer's and related memory disorders.

FOOTNOTES:

(1)

Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

(2)

The Company acquired the Des Peres, Richmond Heights and Wilmette Properties, hereinafter referred to as the “Sunrise Portfolio Five Properties,” in various stages of development. The Company has entered into three development service agreements with Sunrise Development, Inc., an affiliate of Sunrise, which provides for construction of the Properties. Sunrise has guaranteed development costs exceeding an aggregate amount of $47,816,467.

(3)

Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the later of (i) 30 months or (ii) the Sunrise Portfolio Five Properties achieving a predetermined rent coverage ratio for a trailing six month period (hereinafter referred to as the “Stabilization Date”). Commencing on the Stabilization Date, the leases for the Sunrise Portfolio Five Properties will contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Five Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

(4)	Depreciation will commence upon completion of construction.

(5)

From the lease commencement date to the Stabilization Date, minimum annual rent for the Sunrise Portfolio Five Properties is based upon a fixed return on the Company’s aggregate equity investment in the five Properties, which is $19,325,856. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. On the Stabilization Date, minimum annual rent will be adjusted to the sum of (i) the total cost of the Sunrise Portfolio Five Properties less the Company’s aggregate equity investment, multiplied by the 30-day LIBOR plus 225 basis points plus (ii) the then current fixed return rate multiplied by the Company’s aggregate equity investment amount. Commencing in the fifth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Properties determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year’s minimum rent.

(6)

The leases for the Auburn Hills and Sterling Heights Properties, hereinafter referred to as the “Courtyard Manor Portfolio One Properties,” contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. The Courtyard Manor Portfolio One Properties are leased to and operated and managed by affiliates of HRA.

(7)

Commencing on the fourth lease year, and every fourth lease year thereafter, minimum rent will be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year’s minimum rent.

OCCUPANCY RATE AND REVENUE PER UNIT

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years that the Properties have been operational, excluding land-only and construction Properties, are as follows:

                                                                           Revenue
                                                                             per       Revenue per
                                                         Average           Occupied     Available
           Property                  Year(1)          Occupancy Rate         Unit         Unit
-------------------------------- -----------   ------------------------- ----------- -------------

Auburn Hills Property                   1999              90.8%            $  118.89   $  107.95
                                        2000              80.8%               121.19       97.92
                                        2001              95.5%               122.02      116.53
                                        2002              96.3%               130.60      125.77
                                        2003              96.7%               135.43      132.72
                                        2004 (2)          96.6%               139.77      135.58

Sterling Heights Property               1999              93.3%            $  107.63   $  100.42
                                        2000              92.0%               120.04      110.44
                                        2001              97.0%               120.50      116.89
                                        2002              98.3%               122.70      120.62
                                        2003              98.1%               128.20      124.36
                                        2004 (2)          96.8%               128.97      125.10

(1)     Data represents information for each applicable fiscal year, unless noted otherwise.

(2)     Data for 2004 represents the period January 1, 2004 through March 31, 2004.

PROPERTY ACQUISITIONS
Medical Office Buildings
From February 17, 2004 through April 30, 2004

                                                                                                                                                     Annualized
                                                                                                                                                     Base Rent
                                              Rentable                                                                                                 Per
                                               Square                            Depreciable          Date                          Annualized        Occupied        Principal
                Property                      Footage      Purchase Price         Tax Basis         Acquired       Occupancy        Base Rent       Square Foot      Tenants (1)
-----------------------------------------    ----------    ----------------    ---------------     -----------    ------------     -------------    ------------    --------------

Aurora Medical Center I (2)                    43,973             $8,789,200         $8,700,000      4/30/04              98.3%      $1,047,171           $24.22    Aurora
(the "Aurora-I Property")                                                                                                                                           Denver
Existing multi-tenant medical office                                                                                                                                Cardiology
building                                                                                                                                                            (3)

The Aurora-I Property is located in
Aurora, Colorado on the campus of the
Medical Center of Aurora.

Aurora Medical Center II (2)                   53,980             $9,345,478         $9,200,000      4/30/04              90.4%      $1,119,993           $22.94    Colorado
(the "Aurora-II Property")                                                                                                                                          Orthopedic;
Existing multi-tenant medical office                                                                                                                                Total Renal
building
                                                                                                                                                         Care; (4)
The Aurora-II Property is located in
Aurora, Colorado on the campus of the
Medical Center of Aurora.

BayCare Health Headquarters                    75,000             $9,790,501         $7,800,000      4/30/04             100.0%        $708,750            $9.45    BayCare Health
(the "Clearwater Property")                                                                                                                                         System (5)
Existing single-tenant medical office
building

The Clearwater Property is located in
Clearwater, Florida and is the
corporate headquarters for BayCare
Health System.

Boardwalk Medical Office Building (6)          62,738            $13,072,544        $11,800,000      4/30/04             100.0%      $1,264,851           $20.16    Texas Health
(the "Irving-Boardwalk Property")                                                                                                                                   System; CSANT
Existing multi-tenant medical office                                                                                                                                (7)
building

The Irving-Boardwalk Property is
located in Irving, Texas three miles
from the campus of Las Colinas Medical
Center.

Chesapeake Medical Center                      51,167             $9,901,757         $8,500,000      4/30/04              84.1%      $1,007,143           $23.39    N/A (8)
(the "Chesapeake Property")
Existing multi-tenant medical office
building

The Chesapeake Property is located in
Chesapeake, Virginia on the campus of
the Chesapeake General Hospital.

The Diagnostic Clinic                          114,756           $29,705,270       $27,700,000       4/30/04            100.0%        $2,739,131          $23.87    Diagnostic
(the "Largo Property")                                                                                                                                              Clinic Medical Group (9)
Existing single-tenant medical office
buildings

The Largo Property is located in Largo,
Florida next to the Largo Medical
Center.

Dorsey Hall Medical Center (10)                38,081             $5,451,529        $4,400,000       4/30/04             92.9%          $899,935          $25.44    Helix Care, Inc.
(the "Columbia Property")                                                                                                                                           (11)
Existing multi-tenant medical office
building

The Columbia Property is located in
Columbia, Maryland four miles from
Howard County General Hospital.

Encino Medical Plaza (12)                      66,973           $16,020,820        $10,300,000       4/30/04             95.4%       $1,713,083           $26.82    N/A (8)
(the "Encino Property")
Existing multi-tenant medical office
building

The Encino Property is located in
Encino, California two miles from the
Encino and Tarzana Campuses of the
Encino-Tarzana Regional Medical Center.

Independence Park (6)                          48,317           $10,124,268         $8,700,000       4/30/04            100.0%         $645,896           $13.37    Duke
4204 Technology Drive                                                                                                                                               University (13)
(the "Durham 4204 Property")
Existing research/flex building

The Durham 4204 Property is located in
Durham, North Carolina one mile from
Durham Regional Hospital and four miles
from Duke University Medical Center.

Independence Park (6)                          20,000            $3,226,415         $2,600,000       4/30/04            100.0%          $198,507           $9.93     Applied
4228 Technology Drive                                                                                                                                               Clinical
(the "Durham 4228 Property")                                                                                                                                        Concepts;
Existing research/flex building                                                                                                                                     Duke
                                                                                                                                                                    University
The Durham 4228 Property is located in                                                                                                                              (14)
Durham, North Carolina one mile from
Durham Regional Hospital and four miles
from Duke University Medical Center.

Independence Park (6)                          20,000            $3,782,694         $2,300,000       4/30/04            100.0%         $161,834            $8.09    Aventis (15)
4233 Technology Drive
(the "Durham 4233 Property")
Existing research/flex building

The Durham 4233 Property is located in
Durham, North Carolina one mile from
Durham Regional Hospital and four miles
from Duke University Medical Center.

Independence Park (6)                          16,572            $3,448,926         $3,000,000       4/30/04            100.0%         $257,410           $15.53    Durham
4323 Ben Franklin Boulevard                                                                                                                                         Diagnostic
(the "Durham 4323 Property")                                                                                                                                        Imaging; Duke
Existing multi-tenant medical office                                                                                                                                University (16)
building

The Durham 4323 Property is located in
Durham, North Carolina one mile from
Durham Regional Hospital and four miles
from Duke University Medical Center.

Las Colinas Medical Plaza II (6)               51,591           $10,958,686         $9,500,000       4/30/04            100.0%       $1,085,765           $21.05    Southwest
(the "Irving-Las Colinas Property")                                                                                                                                 Primary Care;
Existing multi-tenant medical office                                                                                                                                Urology
building                                                                                                                                                            Associates;
                                                                                                                                                                    Clinical
The Irving-Las Colinas Property is                                                                                                                                  Pediatric
located in Irving, Texas located on the                                                                                                                             Associates;
campus of Las Colinas Medical Center.                                                                                                                               Network Cancer

Medical Place I                                150,520          $25,088,809        $25,000,000       4/30/04             93.3%       $2,849,803           $20.36    N/A (8)
(the "Houston Property")
Existing multi-tenant medical office
building

The Houston Property is located in
Houston, Texas on the campus of
CHRISTUS St. Joseph's Hospital.

Northwest Regional Medical Center              34,079            $7,454,131         $7,000,000       4/30/04             100.0%        $740,945           $21.74    Riverside
(the "Corpus Christi Property")                                                                                                                                     Hospital,
Existing multi-tenant medical office                                                                                                                                Inc.;
building                                                                                                                                                            Cambridge
                                                                                                                                                                    Holdings,
The Corpus Christi Property is located                                                                                                                              Inc.; Coastal
in Corpus Christi, Texas on the campus                                                                                                                              Children's
of the Northwest Regional Hospital.

Plano Medical Pavilion                         86,878           $15,130,774        $13,200,000       4/30/04             96.9%        $1,640,757           $19.48    Dr. Freer; The
(the "Plano Property")                                                                                                                                              Raphael
Existing multi-tenant medical office                                                                                                                                Institute for
building                                                                                                                                                            Plastic
                                                                                                                                                                    Surgery; Dr.
The Plano Property is located in Plano,                                                                                                                             Samara (19)
Texas on the campus of The Medical
Center of Plano.

Randolph Medical Center                        40,859            $8,733,572         $6,800,000       4/30/04             83.6%         $776,320           $22.74    Metro
(the "Rockville Property")                                                                                                                                          Orthopedic (20)
Existing multi-tenant medical office
building

The Rockville Property is located in
Rockville, Maryland four miles from
Suburban Hospital and Holy Cross
Hospital.

Rocky Mountain Cancer Center (21)              34,087            $9,122,967         $8,200,000       4/30/04            100.0%         $791,139           $23.21    Rocky Mountain
(the "Denver Property")                                                                                                                                             Cancer Center;
Existing multi-tenant medical office                                                                                                                                HCA
building                                                                                                                                                            HealthOne;
                                                                                                                                                                    Childhood
The Denver Property is located in                                                                                                                                   Hematology
Denver, Colorado one block from the                                                                                                                                 Oncology (22)
HealthOne Presbyterian/St. Luke's
Hospital.

Sherman Oaks Medical Center (6)                70,574           $14,852,635         $6,600,000       4/30/04            99.5%        $1,756,106           $25.02    UCLA;  Dr.
(the "Sherman Oaks Property")                                                                                                                                       Greenspan (23)
Existing multi-tenant medical office
building

The Sherman Oaks Property is located in
Sherman Oaks, California next to
Sherman Oaks Hospital.

Tampa Medical Tower (6)                        106,261          $10,569,291         $8,400,000       4/30/04             86.4%       $1,815,144           $19.78    N/A (8)
(the "Tampa Property")
Existing multi-tenant medical office
building

The Tampa Property is located in Tampa,
Florida next to St. Joseph's Hospital.

Valencia Medical Center (6)                     27,887           $6,786,597         $5,500,000       4/30/04             98.9%         $689,476           $25.00    N/A (8)
(the "Valencia Property")
Existing multi-tenant medical office
building

The Valencia Property is located in
Valencia, California less than one mile
from the Henry Mayo Newhall Memorial
Hospital.

Yorktown 50 (6)                                 96,477          $25,143,136        $23,500,000       4/30/04            100.0%        $2,723,168          $28.23    Otolaryngology
(the "Fairfax Property")                                                                                                                                            Associates;
Existing multi-tenant medical office                                                                                                                                Bio-Medical
building                                                                                                                                                            Applications
                                                                                                                                                                    (24)
The Fairfax Property is located in
Fairfax, Virginia one mile from Inova
Fairfax Hospital.
                                             ----------    ----------------    ---------------                                     -------------

Total                                         1,310,770        $256,500,000       $218,700,000                                       $26,632,327
                                             ==========    ================    ===============                    ------------     =============    ------------

Weighted Average                                                                                                         95.8%                            $21.20
                                                                                                                  ============                      ============

FOOTNOTES:

(1)	Represents tenants leasing 10% or more of the building’s rentable square footage.

(2)

In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. In connection with the loans, the Company incurred loan costs of approximately $68,000.

(3)

Aurora Denver Cardiology leases 11,171 square feet with annual base rent of $267,503 and the lease expires on June 14, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above a contractual base amount of operational expenses (the “Base Expenses”), and base rents increase annually based on the consumer price index.

(4)

Colorado Orthopedic leases 9,413 square feet with annual base rent of $221,206 and the lease expires on May 31, 2007. Total Renal Care leases 8,421 square feet with an annual base rent of $165,466 and the lease expires on April 1, 2006. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses, and base rents increase annually based on either the consumer price index or 3%.

(5)

BayCare Health System leases 75,000 square feet on a triple-net basis with annual base rent of $708,750 which increases annually by 3%. The lease expires on November 30, 2013. The tenant has been provided with a $3,000,000 tenant improvement allowance which was escrowed by the seller on behalf of the Company. If the actual costs for the tenant improvements are less than $3,000,000, the annual base rent will be reduced by $750 for each $8,200 reduction in the cost of the tenant improvements. If the actual costs for the tenant improvements exceed $3,000,000, the tenant, at its option, may pay for such costs directly or have the annual base rent rate increased by $750 for each $8,200 in additional costs. After the renovation is completed in the summer of 2004, the building will be occupied as the corporate headquarters for BayCare Health System, a community healthcare system that consists of partnerships between 16 hospitals in the Greater Tampa area.

(6)

In connection with the acquisition of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2011. In connection with the assumption of the loans, the Company incurred loan costs of approximately $350,000.

(7)

Texas Health System leases 30,000 square feet with annual base rent of $588,300 which increases by 5% on November 1, 2008 and November 1, 2013. The lease expires on October 31, 2018. CSANT leases 8,184 square feet with annual base rent of $171,864 which increases to $180,048 on July 1, 2005, $196,416 on July 1, 2008 and $204,600 on July 1, 2011. The lease expires on June 30, 2014. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants’ base rents increase at various times with increases ranging from 5% to 10%.

(8)

Tenancy is a mix of various physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Base rents increase annually based on various percentages.

(9)

Diagnostic Clinic Medical Group, a specialty medical practice group, leases 114,756 square feet on a triple net lease basis with annual base rent of $2,739,131, which increases by 3% on May 1, 2005 and each lease year thereafter. The lease expires on April 30, 2010.

(10)

In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009.

(11)

Helixcare, Inc. leases 22,081 square feet with annual base rent of $511,963 and the lease expires on February 28, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants’ annual base rent increases range from 2% to 4%, except for two tenants where the base rent increases annually by $1.00 per square foot.

(12)

In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013.

(13)

Duke University leases 48,317 square feet with annual base rent of $645,896 which increases annually by 4.6%. The lease expires on February 28, 2013. Duke University is responsible for all operational expenses of the property, except for a portion of the real estate taxes and insurance.

(14)

Applied Chemical Concepts leases 13,500 square feet with annual base rent of $148,842 which increases annually by 3%. The lease expires on September 30, 2010. Duke University leases two office spaces for a total of 6,500 square feet. The first lease contains 1,500 square feet with annual base rent of $12,665 which increases annually by 3%. The lease expires on May 15, 2006. The second lease contains 5,000 square feet with annual base rent of $37,000. The lease expires on February 28, 2005. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

(15)

Aventis, an international pharmaceutical company, leases 20,000 square feet with annual base rent of $161,834 that increases annually by 3.5%. The lease expires on August 31, 2006. Aventis is responsible for all operational expenses of the property, except for real estate taxes and insurance.

(16)

Durham Diagnostic Imaging leases 13,172 square feet with annual base rent of $194,015 which increases annually by 3.5%. The lease expires on January 31, 2012. Duke University leases 3,400 square feet with annual base rent of $63,395 which increases annually by 5.1%. The lease expires on January 31, 2010. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

(17)

Southwest Primary Care leases 17,654 square feet with annual base rent of $344,253, which increases to $346,018 on November 1, 2006 and $361,201 on November 1, 2009. The lease expires on October 31, 2011. Urology Associates leases 9,308 square feet with annual base rent of $186,160. The lease expires on November 30, 2008. Clinical Pediatric Associates leases 6,392 square feet with annual base rent of $134,232 which increases to $147,655 on March 1, 2007. The lease expires on February 28, 2012. Network Cancer Care leases 5,749 square feet with annual base rent of $158,833 which increases to $168,906 on July 1, 2007 and $182,186 on July 1, 2012. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants’ base rents increase at various times with increases ranging from 2% to 10%.

(18)

Riverside Hospital, Inc. has two leases with a total of 6,464 square feet with annual base rent of $98,319 which increases annually based on the consumer price index. Both leases expire on August 31, 2008. Cambridge Holdings Inc. leases 5,112 square feet with annual base rent of $83,428 which increases annually by 2%. The lease expires on February 9, 2008. Coastal Children’s Clinic leases 4,367 square feet with annual base rent of $103,088 which increases to $105,856 on September 15, 2006 and to $108,476 on September 15, 2007. The lease expires on September 30, 2008. Coastal Cardiology leases 3,915 square feet with annual base rent of $94,302 which increases annually based on the consumer price index. The lease expires on January 31, 2011. Tenancy in the building is a mix of physician practices, with concentration in pediatrics and cardiology. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants’ annual base rent increases are based on the consumer price index.

(19)

Dr. Freer leases 17,049 square feet with annual base rent of $326,023 which increases annually by 4%. The lease expires on December 31, 2010. The Raphael Institute for Plastic Surgery leases 15,795 square feet with annual base rent of $302,043 which increases annually by 4%. The lease expires on December 31, 2010. Dr. Samara leases 10,515 square feet with annual base rent of $195,219 which increases annually by 3%. The lease expires on October 31, 2011. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants’ annual base rent increases are based on either the consumer price index or a fixed percentage.

(20)

Metro Orthopedic leases 4,484 square feet with annual base rent of $97,556 and the lease expires on October 31, 2004. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants’ annual base rent increases are based on a fixed percentage.

(21)

In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010.

(22)

Rocky Mountain Cancer Center leases 18,872 square feet with annual base rent of $441,003 which increases annually by 2%. The lease expires on March 31, 2009. HCA HealthOne leases 9,365 square feet with annual base rent of $213,432 which increases annually by 2%. The lease expires on April 30, 2009. Childhood Hematology Oncology leases 5,850 square feet with annual base rent of $136,704 which increases annually by 2%. The lease expires on March 31, 2009. All of the tenants pay their proportionate share of operational expenses.

(23)

UCLA leases 12,561 square feet with annual base rent of $298,449 which increases to $313,523 on November 1, 2004. The lease expires on April 30, 2007. Dr. Greenspan leases 9,608 square feet with annual base rent of $234,743 which increases to $244,133 on September 1, 2004. The lease expires on August 31, 2005. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses.

(24)

Otolaryngology Assoicates leases 11,323 square feet with annual base rent of $327,341 which increases annually by 3%. The lease expires on October 31, 2012. Bio-Medical Applications leases 11,404 square feet with annual base rent $270,382 which increases annually by 3%. The lease expires on June 30, 2013. Tenancy in the building is a mix of physician practices. Tenants pay their proportionate share of operational expenses above Base Expenses.

        The following table represents a summary as of March 31, 2004 of leases by Property for each of the medical office buildings that the Company has acquired, which leases are expiring during the period 2004 through 2018:

                                                                   Total           Annual Base     Percentage of Gross
                                             Number of          Square Feet          Rent of           Base Rents
                                             Expiring          of Expiring       Expiring Leases       on Expiring
          Property               Year         Leases              Leases               (1)               Leases
 ---------------------------    -------    -------------       -------------     -----------------    --------------

 Aurora-I Property               2004            4                    6,571        $    161,085            15.4%
                                 2005            2                   12,114             291,149            27.8%
                                 2006            3                    7,263             180,258            17.2%
                                 2007            3                    9,815             235,560            22.5%
                                 2008            2                    4,730             114,471            10.9%
                                 2009            1                    2,751              64,648             6.2%

 Aurora-II Property              2004            1                    1,658              40,610             3.6%
                                 2005            2                    3,919              96,558             8.6%
                                 2006            1                    8,421             165,473            14.8%
                                 2007            4                   11,543             273,391            24.4%
                                 2008            4                   12,429             302,930            27.1%
                                 2009            4                    7,872             184,818            16.5%
                                 2010            2                    2,973              56,213             5.0%

 Chesapeake Property             2004            4                    6,519             160,636            15.9%
                                 2005            5                    8,692             207,016            20.6%
                                 2006            1                    2,138              47,699             4.7%
                                 2007            1                    3,652              84,507             8.4%
                                 2008            4                   12,973             290,885            28.9%
                                 2009            3                    9,083             216,400            21.5%

 Clearwater Property             2013            1                   75,000             708,750           100.0%

 Columbia Property               2005            2                   23,201             544,639            60.5%
                                 2006            5                    7,540             242,202            26.9%
                                 2007            -                        -                   -                -
                                 2008            1                    1,906              45,534             5.1%
                                 2009            -                        -                   -                -
                                 2010            1                    2,733              67,560             7.5%

 Corpus Christi Property         2006            1                    1,493              37,877             5.1%
                                 2007            1                    2,686              66,855             9.0%
                                 2008            4                   15,943             284,835            38.5%
                                 2009            -                        -                   -                -
                                 2010            3                    7,220             185,612            25.0%
                                 2011            2                    6,737             165,765            22.4%

 Denver Property                2009             4                   34,087             791,139           100.0%

 Durham 4204 Property           2013             2                   48,317             645,896           100.0%

                                                                                                       Percentage
                                                                  Total            Annual Base          of Gross
                                            Number of          Square Feet           Rent of           Base Rents
                                             Expiring          of Expiring       Expiring Leases       on Expiring
          Property               Year         Leases              Leases               (1)               Leases
 ---------------------------    -------    -------------       -------------     -----------------    --------------

 Durham 4228 Property           2005             1                    5,000         $    37,000            18.6%
                                2006             1                    1,500              12,665             6.4%
                                2007             -                        -                   -                -
                                2008             -                        -                   -                -
                                2009             -                        -                   -                -
                                2010             1                   13,500             148,842            75.0%

 Durham 4233 Property           2006             1                   20,000             161,834           100.0%

 Durham 4323 Property           2010             1                    3,400              63,395            24.6%
                                2011             -                        -                   -                -
                                2012             1                   13,172             194,015            75.4%

 Encino Property                2004             8                   15,686             411,445            24.0%
                                2005             7                    9,441             258,355            15.1%
                                2006             2                    2,567              69,320             4.0%
                                2007             3                    6,614             193,235            11.3%
                                2008            10                   19,606             510,470            29.8%
                                2009             -                        -                   -                -
                                2010             2                    4,352             114,599             6.7%
                                2011             1                    2,235              63,027             3.7%
                                2012             -                        -                   -                -
                                2013             2                    3,361              92,632             5.4%

 Fairfax Property               2004             2                    3,593              96,970             3.6%
                                2005             2                    4,756             130,755             4.8%
                                2006             4                   11,027             306.220            11.2%
                                2007             6                   10,012             271,554            10.0%
                                2008             -                        -                   -                -
                                2009             2                   11,512             343,269            12.6%
                                2010             1                    2,971              94,834             3.5%
                                2011             5                   14,253             405,366            14.9%
                                2012             8                   22,661             668,472            24.5%
                                2013             1                   11,104             270,382             9.9%
                                2014             1                    4,588             135,346             5.0%

 Houston Property               2004            12                   24,717             495,014            17.4%
                                2005             1                    7,432             138,235             4.9%
                                2006            18                   40,643             853,511            29.9%
                                2007            10                   31,280             649,370            22.8%
                                2008            12                   24,646             513,959            18.0%
                                2009             1                    4,655              60,282             2.1%
                                2010             -                        -                   -                -
                                2011             1                    2,025              40,095             1.4%
                                2012             1                    5,017              99,337             3.5%

                                                                                                       Percentage
                                                                  Total            Annual Base          of Gross
                                            Number of          Square Feet           Rent of           Base Rents
                                             Expiring          of Expiring       Expiring Leases       on Expiring
          Property               Year         Leases              Leases               (1)               Leases
 ---------------------------    -------    -------------       -------------     -----------------    --------------

 Irving-Boardwalk                2004            1                    1,704         $    37,778             3.0%
    Property                     2005            1                    5,163              98,097             7.8%
                                 2006            -                        -                   -                -
                                 2007            1                    4,745             109,135             8.6%
                                 2008            2                    4,688              93,602             7.4%
                                 2009            1                    2,839              57,263             4.5%
                                 2010            -                        -                   -                -
                                 2011            1                    2,476              51,179             4.0%
                                 2012            -                        -                   -                -
                                 2013            -                        -                   -                -
                                 2014            1                    8,184             171,864            13.6%
                                 2015            -                        -                   -                -
                                 2016            -                        -                   -                -
                                 2017            -                        -                   -                -
                                 2018            2                   32,939             645,933            51.1%

 Irving-Las Colinas              2007            1                    2,442              48,840             4.5%
    Property                     2008            2                   11,453             229,060            21.1%
                                 2009            1                    3,424              80,087             7.4%
                                 2010            -                        -                   -                -
                                 2011            3                   22,131             436,713            40.2%
                                 2012            1                    6,392             134,232            12.4%
                                 2013            -                        -                   -                -
                                 2014            -                        -                   -                -
                                 2015            -                        -                   -                -
                                 2016            -                        -                   -                -
                                 2017            1                    5,749             156,833            14.4%

 Largo Property                  2010            1                  114,756           2,739,131           100.0%

 Plano Property                  2005            1                    1,650              28,875             1.8%
                                 2006            2                    4,514             111,338             6.8%
                                 2007            5                   15,401             314,906            19.2%
                                 2008            2                    6,975             128,419             7.8%
                                 2009            1                    2,856              50,694             3.1%
                                 2010            5                   42,317             811,306            49.4%
                                 2011            1                   10,515             195,219            11.9%

 Rockville Property              2004            7                   11,025             246,975            31.8%
                                 2005            1                      718              16,378             2.1%
                                 2006            6                    7,807             165,901            21.4%
                                 2007            1                    1,447              35,003             4.5%
                                 2008            2                    3,745              84,880            10.9%
                                 2009            -                        -                   -                -
                                 2010            1                    1,387              32,983             4.3%
                                 2011            3                    4,905             123,283            15.9%
                                 2012            1                    1,236              28,329             3.6%
                                 2013            1                    1,872              42,588             5.5%

                                                                                                       Percentage
                                                                  Total            Annual Base          of Gross
                                            Number of          Square Feet           Rent of           Base Rents
                                             Expiring          of Expiring       Expiring Leases       on Expiring
          Property               Year         Leases              Leases               (1)               Leases
 ---------------------------    -------    -------------       -------------     -----------------    --------------

 Sherman Oaks Property          2004             6                    8,423        $    222,074            12.6%
                                2005             7                   16,923             424,303            24.2%
                                2006             4                    6,684             176,613            10.1%
                                2007             4                   21,981             530,092            30.2%
                                2008             8                   12,764             316,714            18.0%
                                2009             -                        -                   -                -
                                2010             1                    3,425              86,310             4.9%

 Tampa Property                 2004             4                   10,262             188,545            10.4%
                                2005             8                   22,204             459,523            25.3%
                                2006             4                    7,973             163,109             9.0%
                                2007             8                   20,173             391,096            21.6%
                                2008             2                    9,655             188,918            10.4%
                                2009             2                    3,479              67,841             3.7%
                                2010             1                    2,121              41,360             2.3%
                                2011             -                        -                   -                -
                                2012             -                        -                   -                -
                                2013             -                        -                   -                -
                                2014             2                   15,922             314,752            17.3%

 Valencia Property              2004             3                    3,605              99,104            14.4%
                                2005             6                    7,842             190,052            27.5%
                                2006             4                    6,671             166,660            24.2%
                                2007             -                        -                   -                -
                                2008             4                    6,151             145,419            21.1%
                                2009             1                    2,232              56,983             8.3%
                                2010             -                        -                   -                -
                                2011             -                        -                   -                -
                                2012             -                        -                   -                -
                                2013             1                    1,076              31,258             4.5%

(1)     Represents annualized March 2004 base rent.

OCCUPANCY RATE

The following table presents the average occupancy rates for the medical office buildings for the year ended December 31, 2003 and for the three months ended March 31, 2004:

                                                                               Average
                                                                              Occupancy
            Property                      Location              Year             Rate
----------------------------------  ----------------------  --------------   -------------

Aurora-I Property                   Aurora, CO                       2003      100.0%
                                                                     2004       98.9%

Aurora-II Property                  Aurora, CO                       2003       86.9%
                                                                     2004       90.4%

Clearwater Property                 Clearwater, FL                   2003      100.0%
                                                                     2004      100.0%

Irving-Boardwalk Property           Irving, TX                       2003      100.0%
                                                                     2004      100.0%

Chesapeake Property                 Chesapeake, VA                   2003       89.9%
                                                                     2004       87.3%

Largo Property                      Largo, FL                        2003      100.0%
                                                                     2004      100.0%

Columbia Property                   Columbia, MD                     2003      92.9%
                                                                     2004      92.9%

Encino Property                     Encino, CA                       2003      96.5%
                                                                     2004      95.4%

Durham 4204 Property                Durham, NC                       2003     100.0%
                                                                     2004     100.0%

Durham 4228 Property                Durham, NC                       2003     100.0%
                                                                     2004     100.0%

Durham 4233 Property                Durham, NC                       2003     100.0%
                                                                     2004     100.0%

Durham 4323 Property                Durham, NC                       2003     100.0%
                                                                     2004     100.0%

Irving-Las Colinas Property         Irving, TX                       2003     100.0%
                                                                     2004     100.0%

Houston Property                    Houston, TX                      2003      93.3%
                                                                     2004      92.3%

Corpus Christi Property             Corpus Christi, TX               2003     100.0%
                                                                     2004     100.0%

Plano Property                      Plano, TX                        2003      96.7%
                                                                     2004      96.9%

Rockville Property                  Rockville, MD                    2003      83.6%
                                                                     2004      83.6%

Denver Property                     Denver, CO                       2003     100.0%
                                                                     2004     100.0%

Sherman Oaks Property               Sherman Oaks, CA                 2003      99.5%
                                                                     2004      99.5%

Tampa Property                      Tampa, FL                        2003      80.6%
                                                                     2004      84.5%

Valencia Property                   Valencia, CA                     2003      98.9%
                                                                     2004      98.9%

Fairfax Property                    Fairfax, VA                      2003      95.2%
                                                                     2004      98.4%

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of retirement Properties acquired.

Audited financial statements for 22 related Properties acquired by the Company, including the Medical Office Properties Twenty-Two Properties, (which include two in each of Aurora, Colorado and Irving, Texas; four in Durham, North Carolina; and one in each of Clearwater, Largo and Tampa, Florida; Chesapeake and Fairfax, Virginia; Columbia and Rockville, Maryland; Encino, Sherman Oaks and Valencia, California; Houston, Corpus Christi and Plano, Texas; and Denver, Colorado), for the year ended December 31, 2003.

See Index to Financial Statements on page 14.

(b)	Pro forma financial information.

See Index to Pro Forma Financial Statements on page 25.

(c)	Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Dated: May 14, 2004	By: /s/ Thomas J. Hutchison III THOMAS J. HUTCHISON III Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

Page
Pro Forma Consolidated Financial Information (unaudited):

Pro Forma Consolidated Balance Sheet as of March 31, 2004	27

Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2004	28

Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003	29

Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2004 and the year ended December 31, 2003	30

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $235.5 million in gross offering proceeds from the sale of 23.5 million additional shares for the period April 1, 2004 through April 30, 2004, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and borrowings of $89.0 million under mortgage notes payable and (ii) the application of such funds and cash on hand as of March 31, 2004, to purchase 26 Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2004.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2004 and the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 141 Properties purchased by the Company prior to March 31, 2004, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2004
(in thousands, except per share data)

                                                                                     Pro Forma
                                                               Historical           Adjustments               Pro Forma
                                                             ----------------     ----------------          ---------------
                          Assets

Investment Properties:
    Accounted for using the operating method, net                  $ 1,669,033           $  307,377   (b)        $ 1,976,410
    Accounted for using the direct financing method                    420,057                    –                  420,057
    Lease intangible costs, net                                         47,228               21,101   (c)             68,329
Cash and cash equivalents                                              275,908              235,465   (a)            284,798
                                                                                           (226,575)  (b)
Restricted cash                                                         72,738                    –                   72,738
Accounts and other receivables, net                                     15,809                    –                   15,809
Loan costs                                                              12,995                  739   (b)             13,734
Accrued rental income                                                   22,585                    –                   22,585
Other assets                                                            32,791               10,596   (a)             30,624
                                                                                              6,566   (b)
                                                                                            (19,329)  (b)
Investment in unconsolidated subsidiary                                     20                    –                       20
                                                              ----------------     ----------------          ---------------
                                                                   $ 2,569,164           $  335,940              $ 2,905,104
                                                              ================     ================          ===============

           Liabilities and Stockholders’ Equity

Liabilities:
    Mortgages payable                                               $  648,501            $  88,979   (b)         $  737,480
    Bonds payable                                                       90,783                    –                   90,783
    Line of credit                                                      20,000                    –                   20,000
    Construction loans payable                                          26,468                    –                   26,468
    Due to related parties                                               5,166               29,433   (a)             34,599
    Accounts payable and accrued expenses                                6,576                    –                    6,576
    Deferred income                                                      1,164                  900   (c)              2,064
    Security deposits                                                   22,742                    –                   22,742
                                                              ----------------     ----------------          ---------------
           Total liabilities                                           821,400              119,312                  940,712
                                                              ----------------     ----------------          ---------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value
       Authorized and unissued 3,000 shares                                  –                    –                        –
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                                –                    –                        –
    Common stock, $.01 par value per share
       Authorized 450,000 shares, issued 194,781 and
       218,328 shares, respectively, outstanding 194,561
       and 218,108 shares, respectively                                  1,946                  235   (a)              2,181
    Capital in excess of par value                                   1,752,137              235,230   (a)          1,987,367
    Accumulated distributions in excess of net earnings                 (6,319)             (18,837)  (a)            (25,156)
                                                              ----------------     ----------------          ---------------
           Total stockholders' equity                                1,747,764              216,628                1,964,392
                                                              ----------------     ----------------          ---------------
                                                                   $ 2,569,164           $  335,940              $ 2,905,104
                                                              ================     ================          ===============

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
QUARTER ENDED MARCH 31, 2004
(in thousands, except per share data)

                                                                         Historical
                                                                          Medical
                                                                           Office         Pro Forma
                                                        Historical       Properties      Adjustments            Pro Forma
                                                      ---------------  ---------------  --------------       -------------

Revenues:
    Rental income from operating leases                    $  36,692          $ 6,948         $ 7,428    (1)     $ 51,149
                                                                                                   44    (2)
                                                                                                   37    (3)
    Earned income from direct financing leases                12,642                –               –              12,642
    Recoveries from tenants                                        –            1,098               –               1,098
    Contingent rent                                               49                –               –                  49
    FF&E reserve                                               1,447                –              48    (4)        1,495
    Interest and other                                           602              261            (535)  (5)          328
                                                      ---------------  ---------------  --------------       -------------
                                                              51,432            8,307           7,022              66,761
                                                      ---------------  ---------------  --------------       -------------

Expenses:
    Interest and loan amortization                             7,969                –           2,812    (6)       10,781
    General and administrative                                 2,280                –               –               2,280
    Property taxes                                                 –              766               –                 766
    Property operating                                           321            1,827             239    (7)        2,387
    Asset management fees to related party                     2,264                –           1,014    (8)        3,278
    Provision for doubtful accounts                            1,250                –               –               1.250
    Depreciation and amortization                              9,562                –           5,247    (9)       14,809
                                                      ---------------  ---------------  --------------       -------------
                                                              23,646            2,593           9,312              35,551
                                                      ---------------  ---------------  --------------       -------------

Earnings before equity in earnings of
    unconsolidated subsidiary                                 27,786            5,714          (2,290)            31,210

Equity in earnings of unconsolidated
    subsidiary                                                    15                –               –                  15
                                                      ---------------  ---------------  --------------       -------------

Net earnings                                                 $27,801          $ 5,714        $ (2,290)           $31,225
                                                      ===============  ===============  ==============       =============

Net earnings per share of common stock
    (basic and diluted)                                      $  0.16                                               $ 0.17
                                                      ===============                                        =============

Weighted average number of shares of common
    stock outstanding (basic and diluted)                    169,112                                              185,266
                                                      ===============                                        =============

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

                                                                        Historical
                                                                         Medical
                                                                          Office        Pro Forma
                                                        Historical      Properties     Adjustments            Pro Forma
                                                       -------------   -------------  --------------         -------------

Revenues:
     Rental income from operating leases                 $   60,207      $   26,035     $   114,979     (1)   $   201,546
                                                                                                176     (2)
                                                                                                149     (3)
     Earned income from direct financing leases              31,107               –          20,650     (1)        51,757
     Recoveries from tenants                                      –           3,146               –                 3,146
     Contingent rent                                             47               –               –                    47
     FF&E reserve income                                      2,607               –           3,616     (4)         6,223
     Interest and other income                                1,626           1,068          (1,584)   (5)         1,110
                                                       -------------   -------------  --------------         -------------
                                                             95,594          30,249         137,986               263,829
                                                       -------------   -------------  --------------         -------------

Expenses:
     Interest and loan amortization                           9,588               –          29,592     (6)        39,180
     General and administrative                               5,482               –               –                 5,482
     Property taxes                                               –           2,889               –                 2,889
     Property operating                                         136           7,329           1,568     (7)         9,033
     Asset management fees to related party                   4,372               –           8,690     (8)        13,062
     Depreciation and amortization                           17,567               –          41,172     (9)        58,739
                                                       -------------   -------------  --------------         -------------
                                                             37,145          10,218          81,022               128,385
                                                       -------------   -------------  --------------         -------------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary                               58,449          20,031          56,964               135,444

Equity in Earnings of Unconsolidated Subsidiary                  11               –               –                    11
                                                       -------------   -------------  --------------         -------------

Net Earnings                                             $   58,460      $   20,031     $    56,964           $   135,455
                                                       =============   =============  ==============         =============

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (10)                      $     0.66                                           $      0.74
                                                       =============                                         =============

Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (10)              88,840                                               184,292
                                                       =============                                         =============

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)

 Represents gross proceeds of $235,465 from the sale of 23,547 shares during the period April 1, 2004 through April 30, 2004, and the accrual of $29,433 for (i) related acquisition fees of $10,596 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $17,660 (7.5% of gross proceeds) and (iii) marketing support fees of $1,177 (0.5% of gross proceeds which have been netted against stockholders' equity).

(b)

Represents the use of $226,575 of cash and cash equivalents and borrowings of $88,979 under mortgage notes payable (i) to purchase 26 properties for $308,249, (ii) to pay loan costs of $739, (iii) to pay acquisition fees on permanent financing (4.5% of permanent financing) of $4,004 and (iv) $2,562 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $19,329 in miscellaneous acquisition costs and acquisition fees to Properties subject to operating leases, lease intangible costs and deferred income liabilities (see Note (c) below).

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Sunrise of Santa Rosa in Santa Rosa, CA	$9,280	$537	$9,817
Sakonnet Bay Manor in Tiverton, RI	24,679	2,006	26,685
Courtyard Manor Portfolio One Properties	17,790	1,178	18,968
Medical Office Portfolio One Properties	256,500	15,608	272,108

Properties subject to operating leases	$308,249	$19,329	$327,578

(c)

The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or a deferred income liability considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the remaining term of the lease.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)

       Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the pending        acquisitions expected to be acquired, by the Company as of April 30, 2004 (collectively, the "Pro Forma Property'' or "Pro Forma Properties'') for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

                                                                                                   Pro Forma
                                                                                                   Adjustment       Pro Forma
                                                                                                    for the       Adjustment
                                                                                                   Year Ended       for the
                                                   Date Acquired/Probable            Purchase       December     Quarter Ended
                                                      by the Company                  Price          31, 2003     March 31, 2004
                                                  ------------------------         -----------     ----------    -------------
Properties subject to operating leases:
    Acquired:
    Summit Portfolio Properties                       March 27, 2003                  $ 52,000        $ 1,455            $   –
    Additional Marriott Portfolio Two Properties      March 28, 2003                   254,575          4,759                –
    Brighton Gardens of Saddle River, NJ              March 31, 2003                    12,750            405                –
    Balmoral Assisted Living Community in Palm
        Harbor, FL                                    July 8, 2003                      12,175            629                –
    ARC Somerby Portfolio Properties                  August 25, 2003                   73,260          5,683                –
    GreenTree Portfolio Properties                    September 5 & 11, 2003            22,956          2,046                –
    Sunrise Portfolio Four Properties                 September 30, 2003               149,277         11,509                –
    Additional Sunrise Portfolio Four Properties      September 30, 2003                29,552              –                –
    Dogwood Forest of Dunwoody in Dunwoody, GA        November 25, 2003                  5,500            681                –
    EdenCare Portfolio One Properties                 November 25, 2003                 27,000          3,236                –
    EdenCare Portfolio Two Properties                 November 25, 2003                171,755         19,401                –
    Horizon Bay Portfolio One Properties              February 6 & 13, 2004            537,321         59,309            5,962
    Sunrise Portfolio Five Properties                 March 31, 2004                    34,649              –                –
    Courtyard Manor Portfolio One Properties          April 1, 2004                     17,790          2,167              541
    Medical Office Portfolio One Properties           April 30, 2004                   256,500              –                –
    Probable:
    Sunrise of Santa Rosa in Santa Rosa, CA           September 16, 2003                 9,280            960              240
    Sakonnet Bay Manor (Tiverton Property)            January 5, 2004                   24,679          2,739              685
                                                                                   -----------     ----------    -------------
                                                                                   $ 1,691,019      $ 114,979          $ 7,428
                                                                                   ===========     ==========    =============
Investment in direct financing leases:
    Acquired:
    Fox Run Village in Novi, MI                       February 28, 2003              $  17,000        $   420            $   –
    Prime Care Portfolio Two Properties               March 31, 2003                    22,635            744                –
    Ann's Choice Continuing Care Retirement
         Community in Warminster, PA                  June 2, 2003                      19,500          1,338                –
    Sunrise Portfolio Three Properties                August 29, 2003                  184,500         15,401                –
    Linden Ponds Continuing Care Retirement
         Community in Hingham, MA                     December 1, 2003                  19,700          2,747                –
                                                                                   -----------     ----------    -------------
                                                                                     $ 263,335       $ 20,650            $   –
                                                                                   ===========     ==========    =============

(2)	Represents the Company's straight-line rent adjustment to the Medical Office Portfolio One Properties' historical rental income.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

(3)

Represents amortization of deferred rental income related to the allocated value associated with below market leases at the date of each Property's acquisition. The deferred rental income is amortized on a straight-line basis over the remaining term of the lease.

(4)

Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5)

Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the quarter ended March 31, 2004 and the year ended December 31, 2003.

(6)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                                Pro Forma        Pro Forma
                                                                                                Adjustment       Adjustment
                                                                                                 for the          for the
                                            Original                                            Year Ended        Quarter
                                            Mortgage                                             December        Ended March
                                              Loan                Interest Rate                  31, 2003         31, 2004
                                            ----------    -------------------------------     -------------    -------------

         Prime Care Portfolio Two            $ 20,635     7.83%, with principal and            $      359        $       –
         Properties maturing October                      interest payable monthly.
         2008

         Revolving line of credit              20,000     Floating at 250 basis points                159                –
         secured by Prime Care                            over the 30-day LIBOR.
         Portfolio Properties,                            During the Pro Forma Period,
         maturing March 2005                              the interest rate varied from
                                                          3.62% to 3.88%.

         Summit Portfolio Properties,          26,000     Floating at 325 basis points                318                –
         maturing March 2005                              over the 30-day LIBOR with a
                                                          minimum interest rate of 5%
                                                          and principal and interest
                                                          payable monthly.  During the
                                                          Pro Forma Period, the
                                                          interest rate was 5.0%.

         ARC Somerby Portfolio                 50,400     5.79% with principal and                  1,848                –
         Properties, maturing June 2013                   interest payable monthly.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

                                                                                               Pro Forma        Pro Forma
                                                                                               Adjustment       Adjustment
                                                                                                for the          for the
                                            Original                                           Year Ended        Quarter
                                            Mortgage                                            December       Ended March
                                              Loan                Interest Rate                 31, 2003         31, 2004
                                            ----------    -------------------------------     -------------    -------------

         Sunrise Portfolio Three             $ 92,500     5.13% the first year, 5.38%          $    3,747         $      –
         Properties, maturing July 2010                   the second year, 6.06% the
                                                          third year with 3% increases
                                                          to the per annum rate each
                                                          calendar year thereafter to a
                                                          maximum of 7.25% (effective
                                                          rate of interest is 5.60%) to
                                                          maturity.  Monthly interest
                                                          only payments through 2005
                                                          with principal and interest
                                                          payable monthly for the
                                                          remaining term of the loan.

         Sunrise Portfolio Four                74,645     Fixed interest rate of                    4,449              346
         Properties and the Santa Rosa                    5.96%.  Monthly interest only
         Property, maturing seven                         payments for first two years
         years from funding date                          with principal and interest
                                                          payable monthly for the
                                                          remaining term of the loan.

         EdenCare Portfolio Two                45,000     Floating at 260 to 300 basis              1,539                –
         Properties, maturing November                    points over the 30-day LIBOR
         2006                                             rate.  During the Pro Forma
                                                          Period, the interest rate
                                                          varied from 3.70% to 4.34%.

         EdenCare Portfolio Two                 7,130     Fixed rates of 8.25% and                    531                –
         Properties, two loans                            8.375%, with principal and
         maturing between March 2038                      interest payable monthly.
         and November 2038

         Horizon Bay Portfolio One            110,445     Floating at 90 basis points               2,360              219
         Properties, maturing October                     over the 3 to 9 month Fannie
         2005                                             Mae Discount MBS and interest
                                                          only payable monthly.  During
                                                          the Pro Forma Period, the
                                                          interest rate varied from
                                                          2.02% to 2.25%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings – Continued:

                                                                                               Pro Forma        Pro Forma
                                                                                               Adjustment       Adjustment
                                                                                                for the          for the
                                            Original                                           Year Ended        Quarter
                                            Mortgage                                            December       Ended March
                                              Loan                Interest Rate                 31, 2003         31, 2004
                                            ----------    -------------------------------     -------------    -------------

         Horizon Bay Portfolio One           $ 74,000     Floating at 104 basis points          $   1,634         $    157
         Properties, maturing April                       over the 3 to 9 month Fannie
         2008                                             Mae Discount MBS and interest
                                                          only payable monthly.  During
                                                          the Pro Forma Period, the
                                                          interest rate varied from
                                                          2.16% to 2.33%.

         Horizon Bay Portfolio One              8,235     Floating at 104 basis points                186               17
         Properties, maturing December                    over the 3 to 9 month Fannie
         2008                                             Mae Discount MBS and interest
                                                          only payable monthly.  During
                                                          the Pro Forma Period, the
                                                          interest rate varied from
                                                          2.15% to 2.38%.

         Horizon Bay Portfolio One             38,340     Floating at 370 basis points              2,281               269
         Properties, maturing May 2008                    over the 30-day LIBOR with a
                                                          minimum interest rate of
                                                          5.95%.  Monthly interest only
                                                          payments through July 2004
                                                          with principal and interest
                                                          payable monthly for the
                                                          remaining term of the loan.
                                                          During the Pro Forma Period,
                                                          the interest rate was 5.95%.

         Horizon Bay Portfolio One             33,139     8.17 % with principal and                 2,687              253
         Properties, maturing April                       interest payable monthly.
         2008

         Horizon Bay Portfolio One             10,400     Floating at 370 basis points                619               73
         Properties, maturing May 2008                    over the 30-day LIBOR with a
                                                          minimum interest rate of
                                                          5.95%.  Monthly interest only
                                                          payments through January 2005
                                                          with principal and interest
                                                          payable monthly for the
                                                          remaining term of the loan.
                                                          During the Pro Forma Period,
                                                          the interest rate was 5.95%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings – Continued:

                                                                                               Pro Forma        Pro Forma
                                                                                               Adjustment       Adjustment
                                                                                                for the          for the
                                            Original                                           Year Ended        Quarter
                                            Mortgage                                            December       Ended March
                                              Loan                Interest Rate                 31, 2003         31, 2004
                                            ----------    -------------------------------     -------------    -------------

         Medical Office Portfolio One        $ 62,322     Fixed rates ranging from               $  3,877       $      960
         Properties, nine loans                           5.09% to 8.35%, with
         maturing between August 2008                     principal and interest
         and February 2013                                payable monthly

         Medical Office Portfolio One          14,900     5.15%, with interest only                   767              192
         Properties, maturing October                     payable monthly for the first
         2008                                             year with principal and
                                                          interest payable monthly for
                                                          the remaining term of the
                                                          loan.

         Medical Office Portfolio One           7,025     5.4%, with interest only                    378               94
         Properties, maturing February                    payable monthly for the first
         2013                                             three months with principal
                                                          and interest payable monthly
                                                          for the remaining term of the
                                                          loan.

         Sunrise of Santa Rosa in               4,733     6.875%, with principal and                  322               79
         Santa Rosa, CA, maturing June                    interest payable monthly
         2024

                                                                                            -------------    -------------
                                                                                                $  28,061        $   2,659
                                                                                            =============    =============
In addition, loan cost amortization was $153 and $1,531 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively. Loan costs are amortized using the straight line method (which approximates the effective interest method) over the life of the loan.

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $21 and $295 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively.

(7)

       Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property management fees are equal to        3% of the Properties' gross rental revenues. For the year ended December 31, 2003, the adjustment also includes a $750 fee payable to the sellers of the Medical Office        Portfolio One Properties for temporary asset management services during a transitional period.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings – Continued:

(8)

Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(9)

Represents increase in depreciation expense of the buildings, tenant improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $4,107 and $35,219 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. The tenant improvements are depreciated over the remaining term of the lease. Also represents amortization of lease intangible costs of $1,140 and $5,953 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, related to the amounts associated with having in-place leases at the date of each Property’s acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining term of the lease.

The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

	Land	Building	FF&E	Tenant Improve -ments
Additional Marriott Portfolio Two Properties	$50,817	$200,815	$9,410	–
Summit Portfolio Properties	3,230	50,210	1,085	–
Brighton Gardens in Saddle River, NJ	2,156	10,458	511	–
Balmoral Assisted Living Community in Palm
Harbor, FL	1,002	11,134	376	–
ARC Somerby Portfolio Properties	3,404	68,946	3,199	–
GreenTree Portfolio Properties	1,298	21,824	380	–
Sunrise Portfolio Four Properties	16,755	130,456	7,546	–
Additional Sunrise Portfolio Four Properties	10,057	–	–	–
Sunrise of Santa Rosa in Santa Rosa, CA	2,486	6,762	342	–
Dogwood Forest of Dunwoody in Dunwoody, GA	855	4,884	–	–
EdenCare Portfolio One Properties	2,216	24,616	953	–
EdenCare Portfolio Two Properties	10,982	158,187	6,854	–
Horizon Bay Portfolio One Properties	34,536	509,614	5,993	–
Sunrise Portfolio Five Properties	9,304	–	–	–
Courtyard Manor Portfolio One Properties	2,822	15,014	389	–
Medical Office Portfolio One Properties	40,610	195,661	–	17,326
Sakonnet Bay Manor (Tiverton Property)	4,256	21,373	337	–

(10)

Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2004 and the year ended December 31, 2003. As a result of receipts of gross proceeds from the sale of shares during the period April 1, 2004 through April 30, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the quarter ended March 31, 2004 as needed to fund the purchase of the Pro Forma Properties.

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Auditors

Contents

Report of Independent Auditors	38

Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003	39

Notes to Combined Statement of Certain Revenues and Certain Expenses	40

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

McLean, Virginia
March 2, 2004

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN EXPENSES

Year Ended December 31, 2003
CERTAIN REVENUES:
Minimum rent	$26,034,959
Recoveries from tenants	3,145,737
Other property revenues	1,068,013

Total certain revenues	30,248,709

CERTAIN EXPENSES:
Operating Expenses
Maintenance	3,574,837
Taxes	2,888,446
Utilities	2,268,661
Insurance	614,748
Administrative	692,389
Other operating	178,299

Total Operating Expenses	10,217,380

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES	$20,031,329

See accompanying notes

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN EXPENSES

For the year ended December 31, 2003

1.	ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the "Properties"). Medical Office Properties, Inc. has entered into a purchase and sale agreement to sell the Properties to CNL Retirement Properties, Inc. for $256,500,000.

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the Properties for the twelve-month period ended December 31, 2003. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

Property	Location

4204 Tech Drive	Durham, NC
4228 Tech Drive	Durham, NC
4223 Tech Drive	Durham, NC
4323 Ben Franklin	Durham, NC
AMC I	Aurora, CO
AMC II	Aurora, CO
BayCare	Pinellas County, FL
Boardwalk	Irving, TX
Chesapeake	Chesapeake, VA
Corpus Christi	Corpus Christi, TX
Dorsey	Ellicott City, MD
Encino	Encino, CA
Largo	Largo, FL
Las Colinas	Irving, TX
Medplace	Houston, TX
Plano	Plano, TX
Randolph	Rockville, MD
Rocky Mountain	Denver, CO
Sherman Oaks	Sherman Oaks, CA
Tampa Medical	Tampa, FL
Valencia	Santa Clarita, CA
Yorktown	Fairfax, VA

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN EXPENSES

3.    LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,
2004	$24,084,000
2005	21,131,000
2006	19,073,000
2007	16,890,000
2008	14,143,000
Thereafter	35,988,000

$131,309,000

4.    GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,
2004	$119,000
2005	119,000
2006	118,000
2007	115,000
2008	115,000
Thereafter	5,131,000

$5,717,000